SCHEDULE 14C INFORMATION

INFORMATION STATEMENT
PURSUANT TO SECTION 14(C) OF THE SECURITIES EXCHANGE ACT OF 1934

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CLX ENERGY, INC.
(Name of registrant as Specified in its Charter)

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CLX ENERGY, INC.
43180 Business Park Dr., Suite 202
Temecula, CA 92590

 NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
HELD ON AUGUST 30, 2004

Dear Shareholders:

A special meeting of shareholders of CLX Energy, Inc., a Colorado corporation (the "Company"), was held on August 30, 2004 at 10:00 a.m. local time, at 43180 Business Park Dr., Temecula, CA 92590 for the following purposes:

1. To consider and vote upon a proposal to amend the Company's Articles of Incorporation:

a. To effect change the name of the Company to "CLX Investment Company, Inc."; and

b. To authorize two billion shares of capital stock of the Company, of which 1,980,000,000 shares will relate to Common Stock and 20 million shares will relate to preferred stock, subject to further designation by the Board of Directors of the Company; and

c. To permit action upon the written consent of less than all shareholders of the Company; and

d. To authorize the Company's Board of Directors, without the consent of the stockholders of the corporation, to adopt any recapitalization affecting the outstanding shares of capital stock of the corporation by effecting a forward or reverse split of all of the outstanding shares of any class of capital stock of the corporation, with appropriate adjustments to the corporation's capital accounts, provided that the recapitalization does not require any amendment to the Articles of Incorporation of the corporation.

2. To approve the Company's sale of CLX Oil & Gas, LLC, a wholly-owned subsidiary of the Company, to certain shareholders of the Company.

3. To approve the Company's changing its state of incorporation from Colorado to Nevada.

Only shareholders of record at the close of business on August 30, 2004 will be entitled to receive this Information Statement and notice of the special meeting.

By Order of the Board of Directors,

/S/ Shane H. Traveller Shane H. Traveller Chief Executive Officer

Corona, California
August 31, 2004

CLX ENERGY, INC.
43180 BUSINESS PARK DR., SUITE 202
TEMECULA, CALIFORNIA 92590
INFORMATION STATEMENT
FOR THE SPECIAL MEETING OF SHAREHOLDERS
HELD ON AUGUST 30, 2004
INTRODUCTION

This Information Statement is being furnished to the shareholders of CLX Energy, Inc., a Colorado corporation (the "Company"), to inform them of a special meeting of shareholders. This meeting (referred to herein as the "Special Meeting") was held on August 30, 2004 at 43180 Business Park Dr., Suite 202, Temecula, California 92590, at 10:00 a.m. local time. Only shareholders of record at the close of business on August 30, 2004 (the "Record Date") are entitled to receive this Information Statement and to vote at the Special Meeting. This Information Statement and the Notice of Special Meeting are first being mailed to the Company's shareholders on or about September 12, 2004.

At the Special Meeting, holders of common stock (the "Common Stock") of the Company were asked:

1. To consider and vote upon a proposal to amend the Company's Articles of Incorporation:

a. To effect change the name of the Company to "CLX Investment Company, Inc."; and

b. To authorize two billion shares of capital stock of the Company, of which 1,980,000,000 shares will relate to Common Stock and 20 million shares will relate to preferred stock, subject to further designation by the Board of Directors of the Company; and

c. To permit action upon the written consent of less than all shareholders of the Company; and

d. To authorize the Company's Board of Directors, without the consent of the stockholders of the corporation, to adopt any recapitalization affecting the outstanding shares of capital stock of the corporation by effecting a forward or reverse split of all of the outstanding shares of any class of capital stock of the corporation, with appropriate adjustments to the corporation's capital accounts, provided that the recapitalization does not require any amendment to the Articles of Incorporation of the corporation.

2. To approve the Company's sale of CLX Oil & Gas, LLC, a wholly-owned subsidiary of the Company, to certain shareholders of the Company.

3. To approve the Company's changing its state of incorporation from Colorado to Nevada.

Principal Shareholders, who collectively represented 1,592,840 shares (or 60.5%) of the 2,631,936 shares of common stock outstanding on August 30, 2004, were either present at the meeting or voted in absentia. All of the Principal Shareholders voted in favor of the proposal. Accordingly, no proxies will be solicited and no action is required on your behalf. The cost of printing and distributing this Information Statement and holding the Special Meeting (including the reimbursement of certain parties for their expenses in forwarding this Information Statement to beneficial owners of the Common Stock) will be paid by the Company.

The Company's principal executive offices are located at 43180 Business Park Dr., Suite 202, Temecula, California 92590.

THIS DOCUMENT IS REQUIRED UNDER THE FEDERAL SECURITIES LAWS AND IS PROVIDED SOLELY FOR YOUR INFORMATION. WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

INFORMATION REGARDING THE PROPOSAL

GENERAL

The proposal to amend the Company's Articles of Incorporation is described below. A copy of the Articles of Incorporation, as amended to reflect the changes contemplated by the proposal, is attached to this Information Statement as Exhibit A.

AMENDMENT OF ARTICLES OF INCORPORATION TO CHANGE THE NAME OF THE COMPANY

Purpose: The Company's Board of Directors has unanimously adopted a resolution seeking shareholder approval to amend the Articles of Incorporation to change the name of the Company to "CLX Investment Company, Inc.". The Board of Directors believes that the name change is in the Company's best interests in that it more accurately reflects the intended business operations of the Company. On May 24, 2004, the Company's Board of Directors unanimously agreed to liquidate all existing operations of the Company and pursue an operating plan that would allow the Company to make strategic investments in developing companies. The name CLX Energy, Inc. is no longer deemed appropriate given the revised nature of the business.

Effect: There is no immediate effect of changing the name of the Company.

No Dissenters' Rights: The holders of the Company's Common Stock are not entitled to dissenters' rights in connection with the name change. Furthermore, the Company does not intend to independently provide those shareholders with any such rights.

AMENDMENT OF ARTICLES OF INCORPORATION TO INCREASE NUMBER OF AUTHORIZED SHARES

Purpose: The Company's Board of Directors has unanimously adopted a resolution seeking shareholder approval to amend the Articles of Incorporation to increase the number of authorized shares of capital stock to two billion, 1,980,000,000 of which will relate to Common Stock and 20 million of which will relate to preferred stock. The Board of Directors believes that this increase in the number of authorized shares is in the best interest of the Company in that it will provide the Company with available shares which could be issued for various corporate purposes, including acquisitions, stock dividends, stock splits, stock options, convertible debt and equity financings, as the Board of Directors determines in its discretion. The Board further believes that the increase in the number of authorized shares of Common Stock will enable the Company to promptly take advantage of market conditions and the availability of favorable opportunities without the delay and expense associated with holding a special meeting of shareholders. The Company presently has no specific plans, arrangements or understandings, either written or oral, to issue any of the additional authorized shares of Common Stock or preferred stock.

Effect: The issuance by the Company of any additional shares of Common Stock would dilute both the equity interests and the earnings per share of existing holders of the Common Stock. Such dilution may be substantial, depending upon the amount of shares issued. The newly authorized shares of Common Stock will have voting and other rights identical to those of the currently authorized shares of Common Stock. The newly authorized preferred stock will have voting and other rights as determined by the Board of Directors.

No Dissenters' Rights: The holders of the Company's Common Stock are not entitled to dissenters' rights in connection with the increase in the number of authorized shares. Furthermore, the Company does not intend to independently provide those shareholders with any such rights.

AMENDMENT OF ARTICLES OF INCORPORATION TO PERMIT ACTION UPON WRITTEN CONSENT

Purpose: The Company's Board of Directors has unanimously adopted a resolution seeking shareholder approval to amend the Articles of Incorporation to permit action upon the written consent of less than all shareholders of the Company. The Board of Directors believes that this amendment is in the best interest of the Company because it will reduce the time and expense associated with proxy solicitations.

Effect: This amendment will have the practical effect of permitting the Company to approve, in most instances, actions requiring shareholder consent. The Company will continue to be subject to the reporting obligations of the Securities Exchange Act of 1934, including distribution of an information statement in instances where a full proxy solicitation is not required.

No Dissenters' Rights: The holders of the Company's Common Stock are not entitled to dissenters' rights in connection with this amendment. Furthermore, the Company does not intend to independently provide those shareholders with any such rights.

AMENDMENT OF ARTICLES OF INCORPORATION TO PERMIT RECAPITALIZATION WITHOUT THE CONSENT OF SHAREHOLDERS

Purpose: The Company's Board of Directors has unanimously adopted a resolution seeking shareholder approval to amend the Articles of Incorporation to authorize the Company's Board of Directors, without the future consent of the stockholders of the corporation, to adopt any recapitalization affecting the outstanding shares of capital stock of the corporation by effecting a forward or reverse split of all of the outstanding shares of any class of capital stock of the corporation, with appropriate adjustments to the corporation's capital accounts, provided that the recapitalization does not require any amendment to the Articles of Incorporation of the corporation. This amendment provides the Board of Directors with some latitude in adjusting the total number of shares of stock issued and outstanding without impacting dilution. Instances where such recapitalizations could be used include the need to meet certain capitalization requirements for listing on a national stock exchange.

Effect: This amendment will have the effect of allowing the Board of Directors to effect a forward or reverse split of the Company's common stock at their sole discretion, provided, however, that such recapitalization does not require an amendment to the Company's Articles of Incorporation. The Board of Directors would not be able, under this amendment, to reverse split the common stock while simultaneously increasing the authorized capital stock of the Company. There is no immediate effect of this amendment on the current capital stock of the Company since no recapitalization is presently being proposed or contemplated. Any future recapitalization effected under this amendment would impact all shareholders but would not increase the number of shares available for issuance. As a result, there is no dilutive or anti-dilutive effect from such recapitalizations.

No Dissenters' Rights: The holders of the Company's Common Stock are not entitled to dissenters' rights in connection with this amendment. Furthermore, the Company does not intend to independently provide those shareholders with any such rights.

APPROVE THE COMPANY'S SALE OF CLX OIL & GAS, LLC, A WHOLLY-OWNED SUBSIDIARY, TO CERTAIN SHAREHOLDERS OF THE COMPANY

Purpose: The Company's Board of Directors has unanimously adopted a resolution seeking shareholder approval to sell CLX Oil & Gas, LLC to certain shareholder of the Company in exchange for 1,433,556 shares of the Company's common stock held by those shareholders. Prior to May 24, 2004, the Company was engaged in the business of acquiring oil and gas reserves, developing those reserves, and producing oil and natural gas. On May 24, 2004, the Board of Directors unanimously agreed to discontinue operating as an energy company and to pursue a business plan wherein the Company will seek to acquire and invest in developing companies. The Board of Directors instructed management to transfer all of the oil and gas operations into a wholly-owned subsidiary, CLX Oil & Gas, LLC, which was formed for that purpose, and to find a buyer for CLX Oil & Gas, LLC. Certain shareholders of the Company, including members of the Company's former management team, agreed to purchase CLX Oil & Gas, LLC in exchange for 1,433,556 shares of the Company's common stock, representing approximately 54.5% of the total issued and outstanding common stock of the Company. The value of the common stock given, and the value of CLX Oil & Gas, LLC, were deemed to be equal by an independent appraiser and the Company obtained an independent fairness opinion regarding the proposed transaction. None of the current members of the Company's management team benefits from the sale of CLX Oil & Gas, LLC.

Effect: As a result of the sale of CLX Oil & Gas, LLC, and the return of 1,433,556 shares of the Company's common stock, the shareholders of CLX Energy, Inc. will experience an immediate anti-dilutive effect since the total number of shares issued and outstanding will be reduced by 54%. At the same time, the Company will no longer have any material assets, liabilities or operations following the sale of CLX Oil & Gas, LLC. Inasmuch as the value of the stock received by the Company, and the value of CLX Oil & Gas, LLC were deemed to be equal, there is no perceptible impact of the transaction on the remaining shareholders.

No Dissenters' Rights: The holders of the Company's Common Stock are not entitled to dissenters' rights in connection with this amendment. Furthermore, the Company does not intend to independently provide those shareholders with any such rights.

APPROVE THE COMPANY BEING REDOMICILED FROM COLORADO FROM TO NEVADA

Purpose: The Company's Board of Directors has unanimously adopted a resolution seeking shareholder approval to redomicile the Company from Colorado to Nevada. Prior to May 24, 2004, the Company's principle place of business was Denver, Colorado, where it maintained corporate offices. Subsequent to May 24, 2004, the Company relocated its corporate headquarters to Temecula, California, and no longer maintains any operations or presence in Colorado. The Company maintains a registered office in Nevada and the Board of Directors considers the Nevada Revised Statutes to be more conducive for business than the corporate laws of either California or Colorado.

Effect: There is no immediate effect from redomiciling from Colorado to Nevada. The Nevada Revised Statutes are generally considered to be more favorable to business than the corporate laws of other states, though most states have now patterned their corporate laws on those of Nevada.

No Dissenters' Rights: The holders of the Company's Common Stock are not entitled to dissenters' rights in connection with this amendment. Furthermore, the Company does not intend to independently provide those shareholders with any such rights.

INTERESTS OF CERTAIN PERSONS IN THE PROPOSAL

No director, executive officer, associate of any director or executive officer or any other person has any substantial interest, direct or indirect, by security holdings or otherwise, in the proposal to amend the Articles of Incorporation and take all other proposed actions which is not shared by all other holders of the Company's Common Stock. See "Security Ownership of Certain Beneficial Owners and Management." Certain former management are involved in the acquisition of CLX Oil & Gas, LLC in exchange for 1,433,556 shares of the Company's common stock. An independent fairness opinion equates the value of CLX Oil & Gas, LLC and the value of the common stock to be the same. Accordingly, those shareholders are not deemed to be receiving any benefit greater than that of the shareholders not participating in this transaction.

DESCRIPTION OF CAPITAL STOCK

The authorized capital stock of the Company consists of the following:

COMMON STOCK

As of the Record Date, there were 50 million shares of common stock authorized with a stated value of $.001 per share, of which 2,631,936 shares were issued and outstanding, with 47,368,064 shares were authorized but unissued. Immediately following the approval of the increase in the number of authorized shares of Common Stock, and the exchange of 1,433,556 shares of Common Stock for CLX Oil & Gas, LLC, as described previously, there will be 1,980,000,000 shares of Common Stock authorized, of which approximately 1,198,380will be issued and outstanding and approximately 1,978,801,620 will be authorized but unissued. The holders of the Common Stock vote as a single class and are entitled to one vote per share on all matters to be voted on by the shareholders and have the right of cumulative voting in connection with the election of directors. The holders of Common Stock are entitled to receive pro rata dividends, when and as declared by the Board of Directors in its discretion, out of funds legally available therefore, but only if all dividends on the preferred stock have been paid in accordance with the terms of such preferred stock and there exists no deficiency in the sinking fund for the preferred stock.

Dividends on the Common Stock are declared by the Board of Directors. The payment of dividends on the Common Stock in the future, if any, will be subordinate to the preferred stock, and will be determined by the Board of Directors. In addition, the payment of such dividends will depend on the Company's financial condition, results of operations, capital requirements and such other factors as the Board of Directors deems relevant. See "Description of Capital Stock - Common Stock."

PREFERRED STOCK

As of the Record Date, the Company has two million shares of preferred stock authorized, none of which are issued and outstanding. Immediately following the Amendment to the Articles of Incorporation, the Company will have 20 million shares of preferred stock authorized but unissued. The issuance and designation of rights of the preferred stock will be established by the Board of Directors.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of August 30, 2004 the beneficial ownership of the Company's Common Stock (i) by any person or group known by the Company to beneficially own more than 5% of the outstanding Common Stock, (ii) by each Director and executive officer and (iii) by all Directors and executive officers as a group. Unless otherwise indicated, the holders of the shares shown in the table have sole voting and investment power with respect to such shares. The address of all individuals for whom an address is not otherwise indicated is 43180 Business Park Dr., Suite 202, Temecula, California 92590.

Name and Address --------------------------	Number of Shares Beneficially Owned ------------------------	Class -------------------------	Percentage of Class (1) ----------------
Shane Traveller CEO, Treasurer, Director	-0-	Common	n/a

Steven Peacock Secretary, Director	-0-	Common	n/a

Ed Henderson President, Director	71,250	Common	2.7%
Total officers and Directors, as a class	71,250	Common	2.7%

B.J. Reid	209,963	Common	8%

BKM Family Trust	209,963	Common	8%

James L. Burkhart	708,623	Common	26.9%

Total	1,199,799	Common	45.6

(1) Figures based on an estimated 2,631,936 shares of common stock outstanding as of August 30, 2004

AVAILABLE INFORMATION

The Company is subject to the periodic reporting requirements of the Securities Exchange Act of 1934, as amended, and, in accordance therewith, files reports and other information with the Commission. Such reports and other information can be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. Please call the Commission at (800) SEC-0330 for further information. Copies of such materials may also be accessed electronically by means of the Commission's home page on the Internet at "http://www.sec.gov."

INCORPORATION OF DOCUMENTS BY REFERENCE

The following documents filed by the Company with the Commission are incorporated herein by reference and shall be deemed to be a part hereof:

Amendment to Articles of Incorporation	Filed herewith
Form 8-K	Filed May 25, 2004

Any document incorporated herein by reference can be obtained by contacting the Commission as described above under "Available Information" or by contacting the Company by mail at 43180 Business Park Dr., Suite 202, Temecula, California 92590, by telephone at (951)587-9100 or by facsimile at (951)587-8866. The Company will provide the documents incorporated by reference without charge upon such written or oral request.

OTHER BUSINESS

The management of the Company knows of no matter other than those set forth herein that is to be brought before the Special Meeting.

The foregoing Notice and Information Statement are sent by order of the Board of Directors.

/S/ Shane H. Traveller Shane H. Traveller Chief Executive Officer

August 31, 2004